      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1998


                                                      REGISTRATION NO. 333-50451
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                           DOLLAR GENERAL CORPORATION
             (Exact name of registrant as specified in its charter)

                  KENTUCKY                                      61-0502302
        (State or other jurisdiction                         (I.R.S. Employer
      of incorporation or organization)                   Identification Number)

         104 WOODMONT BOULEVARD, SUITE 500, NASHVILLE, TENNESSEE 37205
                                 (615) 783-2000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                                ROBERT C. LAYNE

                              CORPORATE SECRETARY
                           DOLLAR GENERAL CORPORATION
                       104 WOODMONT BOULEVARD, SUITE 300
                           NASHVILLE, TENNESSEE 37205
                                 (615) 783-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

             JAMES H. CHEEK, III                            NORMAN D. SLONAKER
           BASS, BERRY & SIMS PLC                            BROWN & WOOD LLP
         2700 FIRST AMERICAN CENTER                       ONE WORLD TRADE CENTER
         NASHVILLE, TENNESSEE 37238                      NEW YORK, NEW YORK 10048
               (615) 742-6200                                 (212) 839-5300

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC registration fee........................................  $ 95,822
Accounting fees and expense.................................    70,000
Legal fees and expenses.....................................   200,000
NASD fee....................................................    30,500
Printing expenses...........................................   120,000
Miscellaneous expenses......................................     8,678
                                                              --------
          Total.............................................  $525,000
                                                              ========

All of the above expenses except the SEC registration fee and the NASD fee are estimated. All of the above expenses will be paid by the Underwriters of the STRYPES.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 271 B.8-510 of the Kentucky Business Corporation Act of 1988, as amended (the "Act"), a corporation may indemnify a director against liability incurred in a proceeding if (a) the director conducted himself in good faith, and (b) the director believed, in the case of conduct in his official capacity as a director of the corporation, his conduct was in the corporation's best interest or, in all other cases, his conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful.

     A corporation may not indemnify a director under the above-referenced section in connection with (i) a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation or (ii) any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which the director is adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under Section 271B.8-510 in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding. Section 271B.8-560 of the Act provides that a Kentucky corporation may indemnify its officers, employees and agents to the same extent as directors.

     Unless limited by a corporation's articles of incorporation, the Act further provides mandatory indemnification against reasonable expenses incurred in connection with a proceeding for each director and officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because of their official capacity with the corporation. Additionally, the Act provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees or agents of the corporation against liability asserted against or incurred by such party in their respective capacity with the corporation.

     Article VIII of the Company's bylaws states that the Company shall indemnify to the full extent permitted by law its directors, officers, employees and agents. The Company has entered into indemnification agreements with all of its directors providing that the Company will indemnify the directors to the fullest extent permitted by law against claims arising out of their actions as directors of the Company and will advance expenses of defending against such claims.

     The Company has purchased a directors and officers liability insurance policy as permitted by Kentucky law which, subject to certain limits and retentions set forth in the policy, covers (i) losses that may be incurred by directors and officers of the Company and its subsidiaries as a result of wrongful acts (as defined in the policy) while acting in their capacities as officers and directors and (ii) payment on behalf of the Company of amounts which the Company may be required or permitted to pay as indemnification to directors and officers of the Company.

ITEM 16.  EXHIBITS.

     The following exhibits are filed as part of the Registration Statement:


EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
  1.1    --  Form of Registration Agreement among the Company, Dollar
             General STRYPES Trust and the Underwriters of the STRYPES.
 *4.1    --  Form of Common Stock certificate.
  4.2    --  Articles of Incorporation, as amended, of Dollar General
             Corporation (incorporated herein by reference to the
             Company's reports on Form 10-K filed for the years ended
             December 31, 1983 and 1986 and the Articles of Amendment
             dated August 22, 1994 filed in the Company's report on Form
             8-K dated August 22, 1994).
  4.3    --  Registration Rights Agreement dated August 22, 1994 by and among Dollar General Corporation, Turner Children Trust
             dated January 21, 1980, Cal Turner, Jr., James Stephen
             Turner, Laura Jo Dugas and Elizabeth Turner Campbell
             (incorporated by reference to the Company's report on Form
             8-K dated August 22, 1994 filed with the Commission).
 *4.4    --  Form of Registration Rights Agreement by and between Turner
             Children Trust and Dollar General Corporation.
 *5.1    --  Opinion of Bass, Berry & Sims PLC.
*23.1    --  Consent of Deloitte & Touche LLP.
*23.2    --  Consent of Coopers & Lybrand L.L.P.
*23.4    --  Consent of Counsel (included in opinion filed as Exhibit
             5.1).
*24.1    --  Power of Attorney (included on page II-4).


---------------


* Previously Filed.


ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities offered hereby, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

        provided, however, that the undertakings in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 20, 1998.


                                          DOLLAR GENERAL CORPORATION

                                          By:      /s/ CAL TURNER, JR.
                                            ------------------------------------
                                                      Cal Turner, Jr.
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                 /s/ CAL TURNER, JR.                   Chairman of the Board and Chief    May 20, 1998
-----------------------------------------------------    Executive Officer and Director
                   Cal Turner, Jr.

                 /s/ PHILIP RICHARDS                   Vice President & Chief Financial   May 20, 1998
-----------------------------------------------------    Officer (Principal Financial
                   Philip Richards                       Officer and Principal
                                                         Accounting Officer)

                                                       Director                           May   , 1998
-----------------------------------------------------
                 Dennis C. Bottorff

                          *                            Director                           May 20, 1998
-----------------------------------------------------
                  James L. Clayton

                          *                            Director                           May 20, 1998
-----------------------------------------------------
                 Reginald D. Dickson

                          *                            Director                           May 20, 1998
-----------------------------------------------------
                   John B. Holland

                          *                            Director                           May 20, 1998
-----------------------------------------------------
                 Barbara M. Knuckles

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                          *                            Director                           May 20, 1998
-----------------------------------------------------
                Wallace N. Rasmussen

                          *                            Director                           May 20, 1998
-----------------------------------------------------
                     Cal Turner

                          *                            Director                           May 20, 1998
-----------------------------------------------------
                   David M. Wilds

                          *                            Director                           May 20, 1998
-----------------------------------------------------
                 William S. Wire, II

              *By: /s/ CAL TURNER, JR.
   -----------------------------------------------
                   Cal Turner, Jr.
                 As Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
   1.1     --   Form of Registration Agreement among the Company, Dollar
                General STRYPES Trust and the Underwriters of the STRYPES.
  *4.1     --   Form of Common Stock certificate.
   4.2     --   Articles of Incorporation, as amended, of Dollar General
                Corporation (incorporated herein by reference to the
                Company's reports on Form 10-K filed for the years ended
                December 31, 1983 and 1986 and the Articles of Amendment
                dated August 22, 1994 filed in the Company's report on Form
                8-K dated August 22, 1994).
   4.3     --   Registration Rights Agreement dated August 22, 1994 by and among Dollar General Corporation, Turner Children Trust
                dated January 21, 1980, Cal Turner, Jr., James Stephen
                Turner, Laura Jo Dugas and Elizabeth Turner Campbell
                (incorporated by reference to the Company's report on Form
                8-K dated August 22, 1994 filed with the Commission).
  *4.4     --   Form of Registration Rights Agreement by and between Turner
                Children Trust and Dollar General Corporation.
  *5.1     --   Opinion of Bass, Berry & Sims PLC.
 *23.1     --   Consent of Deloitte & Touche LLP.
 *23.2     --   Consent of Coopers & Lybrand L.L.P.
 *23.4     --   Consent of Counsel (included in opinion filed as Exhibit
                5.1).
 *24.1     --   Power of Attorney (included on page II-4).


---------------


* Previously Filed.